Exhibit 10.5

                           SUPPORT SERVICES AGREEMENT


         This Support Services Agreement, made and entered into as of September 1, 1996 between Inter-Con/PC, Inc. a Minnesota corporation (the "Company") and MPF, Inc.

         WHEREAS, Michael P. Ferderer ("Ferderer") is the sole shareholder of MPF; and

         WHEREAS, Ferderer is a principal shareholder and full-time employee of the Company; and

         WHEREAS, there are certain overlapping benefits and services which could be provided by the Company to Ferderer and/or MPF; and

         WHEREAS, the parties desire to enter into an arrangement for these overlapping benefits and services.

         In consideration of the foregoing, of the mutual promises herein contained, and of other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. TERM. This Support Services Agreement shall be for a term commencing on September 1, 1996 and terminating on August 31, 1999 subject to any termination or renewal as provided for in the Employment Agreement between the Company and the Employee, dated September 1, 1996 (the "Employment Agreement").

         2. SERVICES PROVIDED. MPF shall make available to the Company at prices, conditions and terms as favorable for local and long distance carrier services during the term of the Employment Agreement as that which MPF offers to any other person, entity or other organization. The Company also acknowledges and agrees that MPF currently owns and operates an Internet access switch hub in the Minneapolis, Minnesota area and that such ownership and operation does not cause a breach of the Employment Agreement or a violation of Ferderer's obligations pursuant to the Employment Agreement; provided however, that in no event will MPF market Internet access switches or services directly in competition with the Company during the term of the Employment Agreement and for a period up to 18 months thereafter or as otherwise provided in Section 6 of the Employment Agreement other than the sale of Internet services within the Minneapolis/St. Paul calling area. MPF also agrees to participate in the Company's network of Internet access switch providers, but only if the terms, prices and conditions of such participation are as favorable as the terms, prices and conditions the Company offers to any other person, entity or other organization.

         3. ADDITIONAL AFFILIATES. It is contemplated that MPF may transfer to a new company certain services currently conducted by MPF, and as part of such a transfer, Ferderer and MPF shall cause the new company to adopt this Support Services Agreement and become a party hereto and being restricted in the same manner as MPF as set forth in Paragraph 2 hereof.

MPF, INC.                                         INTER-CON/PC, INC.


By: /s/ Pamela J. Holl                            By: /s/ Michael P. Ferderer
Its: CEO                                          Its: CEO
    ----------------------------------------          ------------------------
Date: 11/5/96                                     Date:
     ---------------------------------------          ------------------------


MICHAEL P. FERDERER, with respect to the obligations contained in paragraph 3, only


 /s/ Michael P. Ferderer
 -----------------------
Michael P. Ferderer






                                        2